Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Docebo Inc., of our report dated March 11, 2020 relating to the consolidated financial statements of Docebo Inc. as at and for the years ended December 31, 2019 and 2018, which appears in Exhibit 4.2 of the Amendment No. 1 to the Registration Statement on Form F-10 dated December 2, 2020 of Docebo Inc.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Ontario, Canada

December 17, 2020